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Exhibit 10.24

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") dated as of the 1st day of June, 1996, is entered into by and between VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation (the "Company") and JACQUES O. DE LABRY (the "Consultant") under the following circumstances:

          A. The Consultant desires to provide certain consulting services to the Company on an individual basis; and

          B. The Company desires to obtain such services directly from the Consultant, as more fully set forth below.

     NOW, THEREFORE, based on the foregoing and the mutual promises set forth below, the Company and the Consultant hereby agree as follows:

     1. Services. The Consultant shall, upon reasonable request of the Chairman of the Board of the Company, or such other person designated by the Chairman of the Board, provide services (the "Services") to the Company in Louisville, Kentucky or other locations as directed by the Board relating to international market development, strategic planning, operational guidance to the Company's chief executive officer, alliances and partnering, and acquisitions. The Consultant shall perform the services as reasonably requested by the Company in a professional manner within the time frames agreed to by the Company and the Consultant, to the extent that the performance of such services would not require more than 12 full working days during any calendar month or such different number of working days as are agreed to by the Company and the Consultant.

     2. Independent Contractor. The Consultant acknowledges and agrees that he shall be acting as an independent contractor and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the Company. The Consultant shall not have the authority to contract for or bind the Company in any manner, and he shall not represent himself as an agent of the Company or as otherwise authorized to act for or on behalf of the Company. The Consultant shall have no status as an employee of the Company, nor shall he any right to any benefits that the Company grants its employees. The Consultant acknowledges and agrees that he is fully responsible for paying federal, state and local taxes assessed by reason of any claims that he is rendering services pursuant to this Agreement as an employee of the Company. The Company and the Consultant expressly agree that he shall not be deemed to be an employee of the Company, and the Company agrees that it shall not withhold any amount that would normally be withheld from an employee's pay.
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     3. Compensation for Services.

          A. The Company hereby agrees to pay the Consultant in consideration for his performance of Services Eight Thousand Three Hundred Thirty-Four Dollars ($8,334.00) per month during the term of this Agreement. At least semiannually, the Board of Directors of the Company shall review the compensation payable hereunder and may in its sole discretion increase the amount thereof. Any compensation payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

          B. Provided that this Agreement is approved by the Board of Directors of the Company, the Company will grant the Consultant options to purchase 30,000 shares of Company's Common Stock (the "Options") on a date (the "Grant Date") selected by the Board of Directors on or before September 1, 1996 provided the Consultant executes and delivers an Option Agreement in the form of Exhibit A attached hereto. The exercise price of the shares shall be the closing price of the Company's Common Stock on the Grant Date as reported by Nasdaq. Options with respect to 10,000 shares (the "Initial Options") shall vest and be exercisable on June 1, 1997; provided, however, if this Agreement is terminated pursuant to Section 7.D or 7.E hereof prior to June 1, 1997, the Initial Options shall vest on the date of such termination and shall be exercisable on June 1, 1997. Options with respect to an additional 10,000 shares shall vest and be exercisable on June 1, 1998. Options with respect to the remaining 10,000 shares shall vest and be exercisable on June 1, 1999. Upon termination of this Agreement for any reason, all unvested Options (other than the Initial Options in the event this Agreement is terminated pursuant to Section 7.D or 7.E hereof) shall be cancelled effective upon the date of such termination and all vested Options shall terminate on the later of (a) July 1, 1997 or (b) thirty (30) days after the date of such termination.

     4. Expenses. Subject to the Company's prior approval, which approval shall not be unreasonably withheld, the Company shall reimburse the Consultant for reasonable out-of-pocket expenses incurred by the Consultant in performing the Services under this Agreement. Upon request, the Consultant shall provide the Company with receipts for such expenses.

     5. Effective Date. The term of this Agreement shall commence on the date first written above (the "Effective Date").

     6. Term. The term of this Agreement shall commence on the Effective Date and shall continue until June 1, 1999, unless sooner terminated pursuant to
Section 7 hereof.

     7. Termination. This Agreement shall be terminated:

          A. Upon the death of the Consultant;


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          B. By the Consultant, upon at least thirty (30) days prior notice;

          C. By the Company because of the Consultant's inability to perform his duties on account of disability or incapacity for a period of thirty (30) or more consecutive days;

          D. By the Company at any time after December 1, 1996, upon at least six (6) months prior notice;


          E. By the Company at any time after December 1, 1996, upon less than six (6) months prior notice provided, however, if this Agreement is terminated pursuant to this Section 7.E, the Consultant shall be entitled to continue to receive compensation pursuant to Section 3.A for six (6) months following such notice; and

          F. By the Company at any time "for cause," such termination to take effect immediately upon written notice from the Company to the Consultant.

     The following actions, failures or events by or affecting the Consultant shall constitute "cause" for termination within the meaning of the foregoing paragraph: (1) conviction of having committed a felony, (2) acts of dishonesty or moral turpitude that are materially detrimental to the Company, (3) acts or omissions which the Consultant knew or should have reasonably known were likely to materially damage the business of the Company and did in fact materially damage the Company, (4) failure by the Consultant to obey the reasonable and lawful directions of the Company's Board of Directors or Chief Executive Officer, (5) gross negligence by the Consul tant in the performance of his obligations hereunder, or continuing failure by the Consultant to perform his obligations hereunder more than 30 days after the Consultant has been provided with written notice of his failure to perform such obligations, or (6) the Consultant's willful breach of any material agreement or covenant of this Agreement or any fiduciary duty owed to the Company.

     8. Confidentiality, etc. The Consultant hereby covenants, agrees and acknowledges as follows:

          A. "Proprietary Information" means information disclosed to or otherwise made available to the Consultant or known by him as a consequence of or through the Consultant's providing Services to the Company and related to any technologies, applications, patents, patent applications and/or claims, products, processes or services in which the Company is currently or is likely to become engaged, and which gives the Company a competitive advantage, including, without limitation, information relating to patents, patent applications, research, development and inventions.

          B. The Consultant recognizes and acknowledges that all information defined herein as Proprietary Information, is valuable, special and unique belonging solely to the Company. The Consultant shall not, during the term of this Agreement or at any time


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     thereafter, directly or indirectly, use or disclose Proprietary Information whether or not specifically described above except (i) as required in connection with the performance of Services or (ii) as permitted, in writing, by the Board of Directors of the Company.

          C. The obligation of the Consultant to protect and not to disclose the Proprietary Information disclosed to him shall not apply to information that is:


               (1) Actually known by the Consultant before being obtained from the Company;

               (2) Independently developed by, known or in the possession of the Consultant at the time of disclosure hereunder;

               (3) Generally available to the public prior to its disclosure by the Company or that becomes generally available to the public after disclosure by the Company through no fault of the Consultant;

               (4) Obtained or acquired by the Consultant from a third party in possession of such information who is not under obligation to the Company not to disclose the information; or

               (5) Ordered by a court of competent jurisdiction or governmental agency to be produced by the Consultant; provided, however, that upon the receipt of any such order, the Consultant shall immediately notify the Company of such order so that an appropriate protective agreement or order can be sought.

     9. Competition, etc. During the term of this Agreement and (a) during the two (2) year period following the termination of this Agreement pursuant to
Section 7.A, 7.B or 7.C hereof and (b) during the six month period following the termination of this Agreement pursuant to Section 7.D or 7.E hereof:

          A. The Consultant will not make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company in any way that will or may injure an interest of the Company in its relationship and dealings with existing or potential suppliers, customers or clients, or solicit or encourage any other employee of the Company to do any act that is disloyal to the Company or inconsistent with the interest of the Company or in violation of any provision of this Agreement;

          B. The Consultant will not make any statement or do any act intended to cause any existing or potential customers or clients of the Company to make use of the services or purchase the products of any existing or future business in which the Consultant has or expects to acquire a proprietary interest or in which the Consultant is or expects to be made an employee, officer, director, manager, consultant, independent contractor, advisor or


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     otherwise, if such services or products in any way compete with the services or products sold or provided or expected to be sold or provided by the Company to any existing or potential customer or client;

          C. The Consultant will not directly or indirectly (as an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or acquire any proprietary interest in, perform any services for, lend his name to, participate in or be connected with any business involved in the research, development, commercialization, manufacture, assembly, sale, licensing, sublicensing, distribution, supplying or marketing of any service or product which in any way compete with the services or products sold or provided or expected to be sold or provided to any existing or potential customer or client, as such services or products currently exist or are developed in the future, including, without limitation, desktop video conferencing and video services products, from any location in the United States of America or elsewhere where the Company conducts business during the term of this Agreement; provided, however, the Consultant may continue to serve as a director of or consultant to MultiLink Inc. so long as such corporation only engages in the activities set forth on Addendum A hereto.

          D. The Consultant agrees that, when the Consultant has or expects to acquire a proprietary interest in, or is or expects to be made an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise of, any existing or future business that provides or may provide services or products which in any way compete with the services or products sold or provided or expected to be sold or provided by the Company to any existing or potential customer or client, the Consultant will immediately furnish to the Company all information that may reasonably be of assistance to the Company in acting promptly to protect its relationships with any existing or potential suppliers, customers or clients with whom the Consultant has had any dealings as a result of his employment by the Company;

          E. The Consultant will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company; and

          F. The Consultant will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other person or firm which rendered manufacturing or other services, or sold any products, to the Company if such action by him would have a material adverse effect on the business, assets or financial condition of the Company.

     In connection with the foregoing provisions of this Section 9, the Consultant represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Consultant further agrees that the limitations set forth in this Section 9 (including, without limitation, any time or territorial limitations) are reasonable and properly


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required for the adequate protection of the businesses of the Company. It is understood and agreed that the covenants made by the Consultant in Sections 8 and 9 hereof shall survive the expiration or termination of this Agreement.

     For purposes of this Section 9, proprietary interest in a business is ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of such business. The Consultant shall be deemed to expect to acquire a proprietary interest in a business or to be made an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise of such business if such possibility has been discussed with any officer, director, employee, agent, or promoter of such business.

     The Consultant acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of Sections 8 and 9 hereof would be inadequate and, therefore, agrees that the Company shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other rights and remedies available for any such breach or threatened breach.

     10. Data. Upon termination of this Agreement for any reason, the Consultant or his personal representative shall promptly deliver to the Company all books, memoranda, plans, records, information and written data, and all copies of same, of every kind relating to the business and affairs of the Company which are then in his possession.

     11. Waiver of Breach. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Consultant or of the Company.

     12. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and delivered in person or sent by certified mail or overnight express courier to the Company at its then current principal place of business to the attention of the President or to the Consultant at his residence as shown on the Company's records.

     13. Assignment. Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party.

     14. Severability. If any provision of this Agreement is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

     15. Entire Agreement. On the Effective Date, the terms and provisions of this Agreement and the Option Agreement constitute the entire agreement between the Company and the Consultant with respect to the subject matter hereof and thereof, and shall supersede any and all prior agreements or understandings between the Company and the Consultant, with respect to the subject

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matter hereof and thereof, whether in writing or oral. This Agreement may be amended or modified only by a written instrument executed by the Consultant and the Company.

     16. Governing Law. This Agreement shall be governed by, and its provisions construed and enforced in accordance with, the laws of the Commonwealth of Kentucky.


     17. Release. The Consultant hereby releases any and all rights which he may have with respect to the Company's Proprietary Information, technology, patents and patent applications.

     18. Affiliates. For purposes of Sections 8 and 9 of this Agreement, any reference to the "Company" includes the Company and/or any entity which (i) directly or indirectly controls the Company, (ii) is controlled, directly or indirectly, by the Company, or (iii) is under common control, directly or indirectly, with the Company.

     19. Actions as Director. The Consultant shall not participate in any discussions of the Board of Directors or vote as a director of the Company with respect to any matter as to any proposed action recommended by the Consultant.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                    VIDEOLAN TECHNOLOGIES, INC.

                                    By:   _____________________________________

                                    Title:_____________________________________


                                    -------------------------------------------
                                    Jacques O. de Labry


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